EXHIBIT 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 19, 2006 (as amended or supplemented from time to time, this “Agreement”), is made by Power Efficiency Corporation, a Delaware corporation (the “Borrower”), for the benefit of EMTUCK, LLC, a Nevada limited liability company (the “Lender”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement dated April 19, 2006, between the Borrower and the Lender (the “Base Agreement”), the Lender has agreed to extend to the Borrower loans in a maximum aggregate principal amount not to exceed [$1,500,000] subject, in the case of [$500,000] of such amount, to availability from the Lender (the “Loans”), evidenced by Notes dated as provided in the Base Agreement, issued by the Borrower payable to the Lender (the “Notes”) and subject to the terms and conditions specified in the Notes; and

WHEREAS, the Lender is willing to make the Loan, but only upon the condition, inter alia, that the Borrower shall have executed and delivered to the Lender this Agreement;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees with the Lender as follows:

1. Defined Terms; Interpretation.

(a) Defined Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Note. All terms used in this Security Agreement and defined in Article 9 of the Code (as defined below) shall have the respective meanings assigned to those terms in Article 9 of the Code. In addition, the following terms shall have the following respective meanings:

“Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of Nevada or, by reason of mandatory application, any other applicable jurisdiction.

“Collateral” shall have the meaning assigned to it in Section 2 of this Agreement.

“Event of Default” and “Default” shall mean any default or Event of Default (as defined under the Note) under the Note, this Agreement or any other instruments securing the Note.

“Obligations” shall mean all the unpaid principal amount of, and accrued interest on, the Notes, and all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with, the Notes, the Base Agreement, or this Agreement.

(b) Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” are to be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments include all subsequent amendments, extensions and other modifications to those instruments; and references to persons include their respective successors and permitted assigns and, in the case of governmental authorities, persons succeeding to their respective functions and capacities.

2. Grant of Security Interest; Perfection.

(a) Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations and in order to induce the Lender to make the Loans in accordance with the terms of the Base Agreement and the Notes, the Borrower hereby pledges and grants to the Lender a security interest in all the Borrower’s right, title and interest in, to and under the following properties and assets, wherever located, and whether now held or in the future acquired by the Borrower and whether now existing or in the future coming into existence (all of which being hereinafter collectively called the “Collateral”):

(i) a first lien and security interest in all accounts receivable and inventory now or hereafter acquired; and

(ii) a second lien and security interest in all other collateral, subordinate to the existing lien and security interest in favor of Pali Capital Corporation as representative of the holders of promissory notes of the Company in the aggregate principal amount of $[1,464,806] due October 26, [2006], and $125,000 due February 24, 2007 (the “Pali Notes”); and

(iii) to the extent not otherwise included, all proceeds and products in whatever form of all or any part of the other Collateral, including all rents, profits, income and benefits and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessions to, substitutions for and replacements of all or any part of the other Collateral.

(b) Perfection. The Borrower authorizes the Lender to file such financing statements and continuation statements in such offices from time to time before, on or after the date of this Agreement, as are necessary or as the Lender may determine to be appropriate to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Lender to exercise its remedies, rights, powers and privileges under this Agreement, and consents that any such financing statements may be filed describing the Collateral as “all assets” or “all personal property” of the Borrower (without, however, modifying the description of the Collateral as set forth in Section 2(a)), including, without limitation, the execution and delivery customary subordination and intercreditor agreements with respect to the Pali Notes. Concurrently with the execution and delivery of this Agreement, the Borrower shall take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as the Lender may request to perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Lender to exercise its remedies, rights, powers and privileges under this Agreement, including cooperating with the Lender in obtaining, and taking such other actions as are necessary or that the Lender may request in order for it to obtain, control with respect to any of the Collateral the perfection of which requires control under the Code.

3. Rights of the Lender; Limitations on the Lender’s Obligations. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under the contracts and agreements included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such contracts and agreements, to the same extent as if this Agreement had not been executed and delivered. The exercise by the Lender of any right, remedy, power or privilege in respect of this Agreement shall not release the Borrower from any of its duties and obligations under those contracts and agreements. The Lender shall have no obligation or liability under those contracts or agreements or in respect of any governmental approval included in the Collateral by reason of this Agreement or the assignment to the Lender of any payment relating to those contracts or agreements pursuant to this Agreement, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to those contracts or agreements or any such governmental approval, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under those contracts or agreements, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4. Representations and Warranties. The Borrower hereby represents and warrants that the Borrower is the sole beneficial owner of the Collateral or otherwise has the power to grant the security interests in the Collateral pursuant to this Agreement, and, except for the prior lien and security interest in favor of the holders of the Pali Notes referred to above, the Collateral is free and clear of all liens, and no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Borrower in favor of the Lender pursuant to this Agreement and as set forth in the Notes.

5. Covenants. The Borrower covenants and agrees with the Lender that from and after the date of this Agreement and until the Obligations are fully satisfied:

(a) Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower promptly and duly shall execute and deliver any and all such further instruments and documents and take such further action as the Lender reasonably may deem desirable to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral, and otherwise to enable the Lender to obtain the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall immediately become a part of the Collateral and shall be pledged to the Lender, duly endorsed by the Borrower in a manner satisfactory to the Lender.

(b) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Borrower will mark, to the extent feasible, its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Lender’s further security, the Borrower agrees that the Lender shall have a special property interest in all of the Borrower’s books and records pertaining to the Collateral and the Borrower shall deliver and turn over copies of any such books and records to the Lender or to its representatives at any time on reasonable demand of the Lender.

(c) Indemnification. In any suit, proceeding or action brought by the Lender under any contract or agreement that is a part of the Collateral for any sum owing thereunder, or to enforce any provisions of such contract or agreement, the Borrower will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the person or entity against whom such suit, proceedings or action is brought, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Lender.

(d) Compliance with Laws, etc. The Borrower will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof; provided, however, that the Borrower may contest any act, regulation, order, decree or direction in any reasonable manner.

(e) Payment of Obligations. The Borrower will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(f) Limitation on Sale and Liens. Other than as set forth in the Notes and with respect to the first security interest in respect of the Pali Notes referred to above, the Borrower will not (i) dispose of the Collateral, (ii) permit any person other than the Lender to have control of any deposit account, electronic chattel paper, investment property or letter-of-credit right included in the Collateral and (iii) create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, security interest, encumbrance, claim or right, in or to the Collateral, and will defend the right, title and interest of the Lender in and to any of the Borrower’s rights under and in the Collateral against the claims and demands of all persons whomsoever.

(g) Notices. The Borrower will advise the Lender promptly, in reasonable detail, (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral not in the ordinary course of business, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereunder not in the ordinary course of business.

(h) Right of Inspection. The Lender shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Borrower, and the Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Lender, at the Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Lender and its representatives shall at all times also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting the interests of the Lender therein.

6. The Lender’s Appointment as Attorney-in-Fact.

(a) Subject to the rights of the holders of the Pali Notes in respect of the prior lien and security interest in their favor referred to above, the Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Lender the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

(i) to create, perfect and establish the priority of the liens granted by this Agreement in any and all the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable the Lender to exercise its remedies, rights, powers and privileges under this Agreement;

(ii) upon the occurrence and continuance of any Default or Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any contract or account that is a part of the Collateral and, in the name of the Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any contract or account that is a part of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such contract or account whenever payable;

(iii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

(iv) upon the occurrence and continuance of any Default or Event of Default, (A) to direct any party liable for any payment under any of the contracts or accounts that are a part of the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Lender or as the Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, including the preparation, execution and recordation of patent, trademark or other forms of assignment, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(b) The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

(c) The Borrower also authorizes the Lender, at any time and from time to time (i) to communicate in its own name with any party to any contract or agreement that is a part of the Collateral with regard to the assignment of those contracts or agreements hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in paragraph (b) of Section 8 of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

7. Performance by the Lender of the Borrower’s Obligations. If the Borrower fails to perform or comply with any of its agreements contained in this Agreement, and the Lender, as provided for by the terms of this Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon, shall be payable by the Borrower to the Lender on demand and shall constitute an Obligation secured by this Agreement.

8. Remedies, Rights Upon An Event of Default.

(a) If an Event of Default shall occur and be continuing:

(i) The Borrower shall, upon written request by the Lender, notify (and the Borrower hereby authorizes the Lender so to notify) each account debtor in respect of any accounts receivable that such Collateral has been assigned to the Lender under this Agreement and that any payments due or to become due in respect of that Collateral shall be made directly to the Lender;

(ii) All payments received by the Borrower under or in connection with any of the Collateral shall be held by the Borrower in trust for the Lender, shall be segregated from other funds of the Borrower and shall forthwith upon receipt by the Borrower, be turned over to the Lender, subject to the rights of the holders of the Pali Notes in respect of the prior lien and security interest referred to above, in the same form as received by the Borrower (duly indorsed by the Borrower to the Lender, if required); and

(iii) Any and all such payments so received by the Lender (whether from the Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and then or at any time thereafter applied in whole or in part by the Lender, against all or any part of the Obligations.

Any balance of such payments so paid to or held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

(b) If any Event of Default shall occur and be continuing, the Lender may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker’s board or at any of the Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly released. The Borrower further agrees, at the Lender’s request, to assemble the Collateral, make it available to the Lender at places which the Lender reasonably shall select, whether at the Borrower’s premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as the Lender may elect, the Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral. The Borrower agrees that the Lender need not give more than ten (10) days’ notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Borrower at its address set forth in Section 10 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled, the Borrower also being liable for the fees of any attorneys employed by the Lender to collect such deficiency.

(c) The Borrower also agrees to pay all costs of the Lender, including attorneys’ fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of their respective rights hereunder.

9. Limitation on the Lender’s Duty in Respect of Collateral. Beyond the safe custody thereof, the Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. Notices. All notices, demands and approvals hereunder shall be in writing and shall be deemed to have been sufficiently given or served when presented personally, telecopied or when deposited in the mail with first class postage prepaid:

If to the Borrower:	John (BJ) Lackland

Power Efficiency Corporation

3960 Howard Hughes Parkway

Suite 460

Las Vegas, NV 89109

If to the Lender:	EMTUCK, LLC

c/o Northwest Power Management, Inc.

Suite 1004

One Hughes Center Drive

Las Vegas, NV 89109

and shall be deemed to have been received upon the earlier of actual receipt thereof or the fourth calendar day after such mailing. Either party may change its address by notice to the other.

11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. No Waiver; Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Lender.

13. Successors and Assigns; Governing Law. This Agreement and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its successors and assigns. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Nevada, without regard to conflict of laws principles.

14. Further Indemnification. The Borrower agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

15. Termination. When all Obligations have been paid in full and the Total Commitments have expired or been terminated, this Agreement shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Borrower. The Lender shall also execute and deliver to the Borrower upon that termination such Code termination statements and such other documentation as is reasonably requested by the Borrower to effect the termination and release of the liens granted by this Agreement on the Collateral.

16. Amendments, Etc. No provision of this Agreement may be waived, modified or supplemented except by an instrument in writing signed by the Borrower and the Lender. Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Lender and the Borrower, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

17. Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed by its duly authorized officer on the date first set forth above.

POWER EFFICIENCY CORPORATION (a Delaware corporation)

By:

Name:
Title:

EMTUCK, LLC (a Nevada limited liability company)

By:	[ ],
its manager

By:
Name:
Title: